         AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 8, 1997
                                                           REGISTRATION NO. 33-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                              BELL INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

           CALIFORNIA                                       95-2039211
    (State of Incorporation)                             (I.R.S. Employer
                                                       Identification Number)

         11812 SAN VICENTE BOULEVARD, LOS ANGELES, CALIFORNIA 90049-5069
                     (Address of Principal Executive Office)

                              NON-EMPLOYEE DIRECTOR
                                STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                       TRACY A. EDWARDS                                                          COPY TO:
                      VICE PRESIDENT AND                                                    JOHN J. COST, ESQ.
                   CHIEF FINANCIAL OFFICER                                                  IRELL & MANELLA LLP
                    BELL INDUSTRIES, INC.                                                  333 SOUTH HOPE STREET
                 11812 SAN VICENTE BOULEVARD                                                    SUITE 3300
              LOS ANGELES, CALIFORNIA 90049-5069                                    LOS ANGELES, CALIFORNIA 90071-3042
                        (310) 826-2355                                                        (213) 620-1555
 (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
               REGISTRANT'S AGENT FOR SERVICE)

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                                        PROPOSED           PROPOSED
                                                                         MAXIMUM           MAXIMUM
                  TITLE OF                         AMOUNT TO BE      OFFERING PRICE       AGGREGATE           AMOUNT OF
         SECURITIES TO BE REGISTERED                REGISTERED        PER SHARE (1)   OFFERING PRICE (1)  REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------

                Common Stock                        180,000(2)           $17.25           $3,105,000           $931.50
===========================================================================================================================


(1) Pursuant to Rule 457(h) under the Securities Act of 1933 (the "Securities Act"), estimated solely for the purpose of calculating the registration fee based upon the last sale price of Registrant's Common Stock on the New York Stock Exchange on July 23, 1997.

(2) In addition, pursuant to Rule 416 under the Securities Act, this Registration Statement also covers an indeterminate number of shares as may become issuable by reason of the anti-dilution provisions of the plan described herein.


                               PAGE 1 OF 10 PAGES
                             INDEX APPEARS AT PAGE 8

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

         *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed in (a) through (d) below are incorporated by reference in this Registration Statement on Form S-8. In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

         (a) Registrant's Annual Report on Form 10-K for the year ended December 31, 1996;

         (b) Registrant's Quarterly Report on Form 10-Q for the three month period ended June 30, 1997;

         (c) Registrant's Proxy Statement with respect to its Annual Meeting of Stockholders held on May 13, 1997;

         (d) The description of Registrant's Common Stock contained in Registrant's Registration Statement on Form S-4 (Reg. No. 33-65229), filed with the Securities and Exchange Commission on December 21, 1995.

         Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated herein by reference modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 317 of the California Corporations Code (the "CCL") allows each corporation incorporated thereunder, such as Registrant, the power to indemnify its directors and officers against liabilities for certain of their acts.
Section 309(c) of the CCL permits a provision in the articles of incorporation eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. Registrant's articles of incorporation contain such a provision.

         Article Five of Registrant's Bylaws provides that each person who is or was a director or officer of Registrant shall be indemnified by Registrant as a right to the full extent permitted by the CCL. Registrant has also entered into indemnity agreements with its directors and executive officers. These agreements provide for indemnification of such individuals in cases where indemnification might not otherwise be available. Registrant has obtained directors' and officers' liability insurance which protect such directors and officers against certain liabilities which may arise from the performance of their respective duties.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.


          4.1 Non-Employee Director Stock Option Plan (incorporated by reference to Registrant's Annual Report on Form 10-K for the year ended December 31, 1995)

          4.2 Registrant's Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Registrant's Form 8-B dated March 22, 1995, as amended)

          4.3 Registrant's Bylaws (incorporated by reference to Exhibit 3.2 to Registrant's Form 8-B dated March 22, 1995, as amended)

          4.4 Specimen of Registrant's Common Stock Certificate (incorporated by reference to Exhibit 5 to Amendment Number 1 of Registrant's Form 8-B filed January 15, 1980)

          5 Opinion of Irell & Manella as to the legality of the shares of Common Stock being registered

         23.1      Consent of Independent Accountants

          23.2     Consent of Irell & Manella (included in Exhibit 5)

          ITEM 9. UNDERTAKINGS.

          (a)       The undersigned Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                              (i)       to include any prospectus required by
                                        Section 10(a)(3) of the Securities Act;

                              (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                              (iii) to include any material information with respect to the plan of distribution not previously disclosed in this
                                        Registration Statement or any material
                                        change to such information in this
                                        Registration Statement;

                    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to
                    Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 8th day of August 1997.


                                    BELL INDUSTRIES, INC.
                                    a California corporation



                                    By: /s/Tracy A. Edwards
                                    Vice President and Chief Financial Officer






                                POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Tracy A. Edwards and John J. Cost, or either of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including without limitation post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, lawfully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that either of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



          Signature                             Title                              Date
          ---------                             -----                              ----
/s/ Theodore Williams             Chairman of the Board                       August 8, 1997
                                  and Chief Executive Officer (principal
                                  executive officer)

/s/ Tracy A. Edwards              Vice President and Chief Financial          August 8, 1997
                                  Officer (principal financial and
                                  accounting officer)

/s/ Gordon M. Graham              Director and President and Chief            August 8, 1997
                                  Operating Officer

/s/ John J. Cost                  Director and Secretary                      August 8, 1997




---------------------------       Director                                    August 8, 1997
Anthony L. Craig


/s/ Milton Rosenberg              Director                                    August 8, 1997




/s/ Charles S. Troy               Director                                    August 8, 1997




---------------------------       Director                                    August 8, 1997
Herbert Davidson

                                  EXHIBIT INDEX

                                                                                         Sequentially
Exhibit                Description                                                       Numbered Page
-------                -----------                                                       -------------
 4.1           Non-Employee Director Stock Option Plan (incorporated by
               reference to Registrant's Form 10-K for the year ended December
               31, 1995)

 4.2 Registrant's Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Registrant's Form 8-B dated March 22, 1995, as amended)

 4.3           Registrant's Bylaws (incorporated by reference to Exhibit 3.2 to
               Registrant's Form 8-B dated March 22, 1995, as amended)

 4.4 Specimen of Registrant's Common Stock Certificate (incorporated by reference to Exhibit 5 to Amendment Number 1 of Registrant's
               Form 8-B filed January 15, 1980)

 5 Opinion of Irell & Manella as to the legality of the shares of Common Stock being registered

 23.1          Consent of Independent Accountants

 23.2          Consent of Irell & Manella (included in Exhibit 5)


















                                       8